Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 333-30094, 333-63307 and 333-85835.

/s/ Arthur Anersen LLP

Tampa, Florida

December 19, 2001